PREFERRED CLIENT VA
FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUIYT
ISSUED BY: ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
PO Box 94038, Palatine, IL 60094-4038
Telephone: 1-800-256-9392
Overnight Address: 3100 Sanders Rd., M4A, Northbrook IL 60062
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Owner(s)

Name __________________________________ // M // F  Birthdate __/__/__
Address________________________________ Soc. Sec. No. ___-__-___
                City    State      Zip
Name __________________________________ // M // F  Birthdate __/__/__
Address________________________________ Soc. Sec. No. ___-__-___
                City    State      Zip
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Annuitant
Leave blank if Annuitant is the same as sole Owner, otherwise complete.

Name __________________________________ // M // F  Birthdate __/__/__
Address________________________________ Soc. Sec. No. ___-__-___
                City    State      Zip
Relationship to Owner _________________________________________
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
Purchse Payment/Plan Option

Total Purchase Payment $______                       // Aggressive Equity    ___%
                                                     // Short-Term Bond      ___%
Variable Portfolio Selection                         MSDW Universal Funds
AIM Portfolio                                        // Equity Growth        ___%
// Capital Appreciation                 ___%         // International Magnum ___%
// Growth                               ___%         // Emerging Markets Equity      ___%
// Value                                ___%         // U.S. Real Estate     ___%
                                                     // Mid-Cap Value        ___%
Alliance Portfolios                                  Putnam Portfolios
// Premier Growth                       ___%         // International Growth ___%
// Growth                               ___%         // Growth & Income      ___%
// Growth & Income                      ___%         // Voyager              ___%
MSDW Variable Investment Series                      Van Kampen
// Money Market                         ___%         // Emerging Growth      ___%
// Quality Income Plus                  ___%         Fixed Account (if available)
// High Yield                           ___%         // DCA Fixed Account    ___%
// Utilities                            ___%         // __________           ___%
// Income Builder                       ___%         // __________           ___%
// Dividend Growth                      ___%
// Capital Growth                       ___%                         Total   100%
// Global Div. Growth                   ___%
// European Growth                      ___%         Plan Options (Choose one from options available in your state.
// Pacific Growth                       ___%         If none is selected, base policy will apply):
// Equity                               ___%
// S&P 500 Index                        ___%         // Performance Death Benefit Option (Highest
// Competitive Edge                     ___%            Anniversary Value)
// Strategist                           ___%

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Replacement Information

Will this annuity replace or change any existing annuity or life insurance? // Yes // No (If Yes, complete the following.)

Company ____________________________ Policy No. __________________________
Cost basis amount __________________ Policy Date _________________________
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Tax Qualified Plan

// Yes   // No  (If Yes, complete the following)

// Traditional IRA      // Roth IRA     // SEP          // Other _______
// Rollover             // 401(a)(pension)
// Transfer             // 402(b)(TSA)
// Contribution $ __________  Contribution Year ____________
                                                (attach Form 5305 for SEP)
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Special Instructions

_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
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Signature(s)
(contract applications and certificate enrollments are referred to as applications.)

A copy of this application signed by the Representative will be the receipt for the first purchase payment. If Allstate Life Insurance Company of New York ("Allstate Life of New York") declines this application, Allstate Life of New York will have no liability except to return the first purchase payment.

I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I agree that his application shall be a part of the annuity issued by Allstate Life of New York. Allstate Life of New York will obtain written agreement from me for any changes in the benefits, type of plan, or birthdates.

I understand that annuity values and income payments based on the investment experience of a separate account are variable and not guaranteed as to dollar amount. I acknowledge receipt of the current prospectus for the Flexible Premium Deferred Variable Annuity.

Signed at ___________________________________________ Date __/__/__
                City                    State

Owner(s) __________________________________________________________

Annuitant _________________________________________________________
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Representative Use Only

Will the annuity applied for replace or change any existing annuity or life
insurance?  // Yes   // No

Rep Name (Pleae print)_________________________ Phone No. (  ) ____________
Rep Signature _________________________________ Branch/Rep No. ____________
FL License No. ________________________________

NYLR349